Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Vista Credit Strategic Lending Corp.

Tendered Pursuant to the Offer to Purchase

Dated September 24, 2025

The Offer and withdrawal rights will expire on October 22, 2025 and this Letter of Transmittal must be received by

the Company’s Transfer Agent, either by mail or by email, by 11:59 p.m.,

Eastern Time, on October 22, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Dear Stockholder:

The undersigned hereby tenders to Vista Credit Strategic Lending Corp., a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Maryland corporation (the “Company”), the shares of common stock, par value $0.01 per share, in the Company or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated September 24, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the shares of common stock in the Company or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of common stock in the Company or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any shares of common stock in the Company or portions thereof tendered hereby.

If the Company accepts for purchase the shares tendered hereby, the purchase price will be paid in cash to the undersigned. The cash payment(s) of the purchase price for the shares of common stock in the Company or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired pursuant to the instructions on file with the Company’s transfer agent, State Street Bank and Trust Company.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated SEPTEMBER 24, 2025

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY OCTOBER 22, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON OCTOBER 22, 2025

UNLESS THE OFFER IS EXTENDED

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

1. Please Mail This Completed Form to:

Overnight Mail:

VISTA CREDIT STRATEGIC LENDING CORP.

C/O State Street Bank and Trust Company
Attn: Shaun Collins -Transfer Agency 1776 Heritage Drive Mail Code: JAB/3
North Quincy, MA 02206

Regular Mail: VISTA CREDIT STRATEGIC LENDING CORP. C/O State Street Bank and Trust Company Shareholder Services/Transfer Agency P.O. Box 5493 Boston, MA 02206
2. Current Subscriber Information (Please print name in which shares are registered)
☐ Class I ☐ Class D ☐ Class S

Registration

Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

Street Address	City	State	ZIP

Vista Account Number	Home Telephone	Email Address
3. Amount of Shares in the Company Being Tendered:
☐ Entire amount of Shares
☐ Portion of Shares	$ or	Number of Shares
4. Non-Custodial Payment Instructions

CUSTODIAL ACCOUNTS — REDEMPTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR SHAREHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED.

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Company through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Letter of Transmittal

Tendered Pursuant to the Offer to Purchase

Dated SEPTEMBER 24, 2025

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY OCTOBER 22, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON OCTOBER 22, 2025

UNLESS THE OFFER IS EXTENDED

Please Deliver All Proceeds to the Following:
☐ Deliver All Proceeds to Custodian on Record
☐ Deliver All Proceeds to Bank Account on Record
☐ Deliver All Proceeds to New Bank Instructions (Must complete Part 5 below)
5. New Bank Instructions
(Medallion Signature Guarantee Required if this Part is completed)

Bank Name

ABA Routing Number:

Name(s) on Bank Account:

Bank Account Number:
6. Signature(s)

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Authorized Custodian, if applicable
7.	Guarantor: Affix signature guarantee here.	Guarantor: Affix signature guarantee here.	A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor. If the account is custodian-held, Medallion Signature Guarantee must be completed by the custodian.

A. THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE COMPANY TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.